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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use in this registration statement of Mueller Industries, Inc. of our report dated February 27, 1998 (except with respect to the matter discussed in Note 17 of the notes to the financial statements as to which the date is August 7, 1998) with respect to the financial statements of Halstead Industries, Inc. included herein and to all references to our firm included in this registration statement.

                                                      /s/ Arthur Andersen LLP
                                                      Arthur Andersen LLP

Greensboro, North Carolina,
September 30, 1998.